MEMORANDUM OF AGREEMENT
                                     between
                                THE NAVAJO NATION
                                       and
                      PUBLIC SERVICE COMPANY OF NEW MEXICO


         THIS AGREEMENT is made and entered into this _____ day of June, 1997, by and between THE NAVAJO NATION, a federally-recognized Indian nation, hereinafter called the "Navajo Nation," whose address is P. O. Box 9000, Window Rock, Navajo Nation (Arizona) 86515, and PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation, hereinafter called "PNM," whose address is Alvarado Square MS.2101, Albuquerque, New Mexico 87158.

                                    RECITALS

         WHEREAS, on January 17, 1973, the Secretary granted a right-of-way to PNM for a term of twenty (20) years, which ended on January 17, 1993, for the Nine Mile Tap; and

         WHEREAS, on or about January 1, 1973, without the consent of the Navajo Nation or the Secretary, PNM constructed the Deza Bluff Microwave Communication Tower on Navajo Nation-owned lands; and

         WHEREAS, on July 9, 1971, the Navajo Nation entered into the San Juan Diversion Weir Lease with PNM and Tucson Gas & Electric Company, now known as Tucson Electric Power Company, for a term of fifty (50) years for a portion of the San Juan Generating Station diversion weir across the San Juan River; and

         WHEREAS, on June 7, 1968, the Secretary granted a right-of-way to PNM for a term of fifty (50) years, ending June 7, 2018, for the FW Line; and

         WHEREAS, on August 1, 1969, the Secretary granted a right-of-way to PNM for a term of fifty (50) years, ending June 26, 2018, for the WW Line; and

         WHEREAS, the Navajo Nation and PNM have negotiated tentative agreements providing for a renewed grant of right-of-way for the Nine Mile Tap electric transmission lines, a grant of lease for the Deza Bluff Microwave Communication Tower site, amendment of the San Juan Diversion Weir Lease to increase the annual rental thereunder, and compensation to the Navajo Nation for the remainder of the 50-year terms of the FW Line and WW Line electric transmission line rights-of-way, which the parties now wish to reduce to writing and formalize by this Memorandum of Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the covenants, promises, terms and conditions contained herein, the parties hereto hereby mutually agree as follows:

                              OPERATIVE PROVISIONS

1.       DEFINITIONS.

         (A) "Deza Bluff Microwave Communication Tower" means that microwave communication tower on 0.0194 acres, more or less, of Navajo Nation-owned lands within projected Township 19 North, Range 18 West, NMPM, more particularly described in Exhibit "B," attached hereto.

         (B) "FW Line" means a 345 kV electric transmission line from the Four Corners Power Plant, also known as the "West Mesa S.W. STA-A.P.S. 4 Corners" line, over 525.975 acres, more or less, of Navajo Nation-owned lands commencing in section 36, Township 29 North, Range 16 West, NMPM, and running to a point within section 10, Township 10 North, Range 2 East, NMPM.

         (C) "Nine Mile Tap" means two 345 kV electric transmission lines between the Four Corners Power Plant and the San Juan Generating Station, over
100.606 acres, more or less, of Navajo Nation-owned lands within Township 29 North, Range 15 West, NMPM, more particularly described in Exhibit "A," attached hereto.

         (D)      "NMPM" means New Mexico Principal Meridian.

         (E) "San Juan Diversion Weir Lease" means that Lease No. SR-71-61, dated July 9, 1971, between the Navajo Nation as Lessor and PNM and Tucson Gas & Electric Company, now known as Tucson Electric Power Company, as Lessees, for a portion of the San Juan Generating Station diversion weir across the San Juan River, on 9.376 acres, more or less, of Navajo Nation-owned lands within Township 29 North, Range 15 West, NMPM.

         (F) "Secretary" means the Secretary of the United States Department of the Interior or his duly authorized representative or successor.

         (G) "WW Line" means a 345 kV electric transmission line from the San Juan Generating Station, over 386.949 acres, more or less, of Navajo Nation-owned lands commencing in section 10, Township 10 North, Range 2 East, NMPM, and running to a point within section 36, Township 29 North, Range 16 East, NMPM.

2.       GRANT OF RIGHT-OF-WAY.

         Simultaneously with the approval of this Agreement by the Navajo Nation, the Navajo Nation shall approve and consent to the grant of a right-of-way to PNM for a term of twenty (20) years, beginning September 1, 1995, and ending August 31, 2015, for the Nine Mile Tap, subject to the terms and conditions attached hereto as Exhibit "C."

3.       GRANT AND AMENDMENT OF LEASES.

         (A) Simultaneously with the execution of this Agreement by the parties, the parties shall enter into and execute the lease agreement between the Navajo Nation and PNM, a copy of which is attached hereto as Exhibit "D," for a term of twenty (20) years, beginning September 1, 1995, and ending August 31, 2015, for the Deza Bluff Microwave Communication Tower.

         (B) Simultaneously with the execution of this Agreement by the parties, the parties shall enter into and execute an amendment to section 4 of the San Juan Diversion Weir Lease, a copy of which amendment is attached hereto as Exhibit "E."

4.       FEDERAL APPROVALS AND GRANT.

         The Navajo Nation and PNM will cooperate fully with one another in submitting to the Secretary the application by PNM for the Nine Mile Tap right-of-way consented to pursuant to Paragraph 2 of this Agreement, securing the grant by the Secretary of said right-of-way in accordance with this Agreement, securing approval by the Secretary of the Deza Bluff Microwave Communication Tower lease entered into pursuant to Paragraph 3 of this Agreement, and securing approval by the Secretary of the amendment of the San Juan Diversion Weir Lease entered into pursuant to Paragraph 3 of this Agreement. Each party shall use its best efforts and shall take all such action as may reasonably be necessary to obtain as soon as possible the grant of the said right-of-way and approval of the said lease and lease amendment.

5.       PAYMENT.

         PNM  hereby  agrees to pay to the  Navajo  Nation  the sum of  Thirteen
Million Sixty-Eight Thousand Dollars ($13,068,000.00), together with simple interest at the rate of Five and Two-Tenths Per Cent (5.2%) per annum for the period beginning September 1, 1995, to and through the date of payment thereof, plus Sixteen Thousand One Dollars ($16,001.00)(which PNM previously paid to the Secretary on or about July 18, 1994, as compensation for the second one-half of the fifty year term of the right-of-way for the WW Line and which was subsequently returned to PNM by the Secretary on or about August 11, 1994). Such sum shall be paid in full to the Controller of the Navajo Nation, in lawful money of the United States within three (3) working days of the effective date of this Agreement, as defined in Paragraph 22 of this Agreement, in the following manner. Payment of Three Million Dollars ($3,000,000.00) of such sum shall be in the form of common stock of PNM and payment of the entire remaining balance of such sum shall be in cash, as hereinafter described. Payment in the form of PNM common stock shall be made by wire transfer by PNM of the sum of $3,000,000.00 plus related brokerage commissions to J.P. Morgan Securities, Inc., (the "Broker"), with instructions to purchase the number of shares of PNM common stock calculated as hereinafter provided in the name of the Navajo Nation and to promptly forward such common stock, along with a statement reflecting the details of said purchase, to the Controller of the Navajo Nation ("Controller"). The number of shares to be purchased shall be calculated by dividing (i) the sum of $3,000,000.00 by (ii) the purchase price per share (as hereinafter described), such number of shares to be rounded to the next lower whole share. Cash shall be paid to the Navajo Nation in lieu of such fractional share, if any, in accordance with the cash payment provisions hereof. The purchase of such shares by the Broker shall be at the lowest purchase price of PNM common stock obtainable by the Broker in making purchases on the New York Stock Exchange on the date of purchase. PNM shall bear the expense of any brokerage commissions on such purchase, as provided above. Payment of the entire cash balance shall be made by wire transfer into the bank account of the Navajo Nation identified for such purpose by the Controller. The Controller shall identify such account and provide PNM with necessary routing and other information within twenty-four (24) hours of approval of this Agreement by the Navajo Nation. The Navajo Nation shall set aside Two Hundred Sixty Thousand Dollars ($260,000.00) out of said cash payment to be used for the benefit of the Navajo Nation Chapters which are affected by the Nine Mile Tap right-of-way.

6.       WAIVER OF REPAYMENT.

         PNM hereby irrevocably waives any right to repayment of the following monies paid to the Secretary for the benefit of the Navajo Nation, together with all interest accrued thereon: a) during or about 1979, in the amount of Seventeen Thousand Four Hundred Sixty-Eight Dollars (($17,468.00), more or less, which PNM paid in connection with an extension of the term of the right-of-way for the 230 kV transmission line from Four Corners to Ambrosia Lake; b) during or about 1979, in the amount of Four Thousand Seven Hundred Nine Dollars ($4,709.00), more or less, which PNM paid in connection with an extension of the terms of the right-of-way for the Nine Mile Tap; c) on or about March 12, 1981, in the amount of Eight Hundred Eighty-Nine Thousand Five Hundred Twenty-Two Dollars ($889,522.00), more or less, which PNM paid in connection with certain right-of-way applications which PNM filed and subsequently withdrew; d) during or about 1987, in the amount of Eight Thousand One Hundred Thirty-Two Dollars and Fifty Cents ($8,132.50), more or less, which PNM paid in connection with the Four Corners-Ambrosia-Pajarito Transmission Project; e) on or about December 6, 1990, in the amount of Forty Thousand Two Hundred Forty-Two Dollars and Forty Cents ($40,242.40), more or less, which PNM paid in connection with its application for renewal of the Nine Mile Tap right-of-way; and f) on or about May 24, 1993, in the amount of Twenty-Two Thousand Five Hundred Sixty-Four Dollars ($22,564.00), more or less, which PNM paid as compensation for the second one-half of the fifty-year term of the right-of-way for the FW Line. PNM hereby assigns all such monies, together with all interest accrued thereon, to the Navajo Nation.

7.       RELEASES.

         (A) Subject to compliance by PNM with the payment required by Paragraph 5 of this Agreement, the Navajo Nation hereby releases, acquits and discharges PNM from any and all trespass claims, demands, warranties, debts, liabilities, damages, obligations, costs, attorneys' fees, expenses, liens, actions and causes of action, resulting from failure by PNM to have had valid rights to use, operate or develop, on or before the effective date of this Agreement, the real property subject to the Nine Mile Tap right-of-way consented to pursuant to Paragraph 2 of this Agreement and the Deza Bluff Microwave Communication Tower lease entered into pursuant to Paragraph 3 of this Agreement, from any rental obligations under the San Juan Diversion Weir Lease arising prior to the effective date of this Agreement, and from PNM's obligations to pay consideration for the use of the FW Line and WW Line through the current terms of the respective rights-of-way for said lines.

         (B) PNM hereby releases, acquits and discharges the Navajo Nation from any and all claims, demands, warranties, debts, liabilities, damages, obligations, costs, attorneys' fees, expenses, liens, actions and causes of action, resulting from or relating to PNM's failure to have had valid rights to use, operate or develop, on or before the effective date of this Agreement, the real property subject to the Nine Mile Tap right-of-way consented to pursuant to Paragraph 2 of this Agreement and the Deza Bluff Microwave Communication Tower lease entered into pursuant to Paragraph 3 of this Agreement, PNM's rental obligations under the San Juan Diversion Weir Lease arising prior to the effective date of this Agreement, and PNM's obligations to pay consideration for the use of the FW Line and WW Line through the current terms of the respective rights-of-way for said lines.

         (C)  Nothing   contained  in  this  Paragraph  shall  be  construed  to
constitute a release by either party of any of the following:

                  1) Any liability of PNM for damage to real or personal property owned by the Navajo Nation for which PNM is or becomes liable under any applicable federal, state or Navajo Nation law;

                  2) Any liability of PNM for use, operation or development of any Navajo Nation-owned lands other than those which are the subject of this Agreement;

                  3) Any obligation or liability of either party provided for under the terms and conditions of the Nine Mile Tap right-of-way consented to pursuant to Paragraph 2 of this Agreement, the Deza Bluff Microwave Communication Tower lease entered into pursuant to Paragraph 3 of this Agreement, the San Juan Diversion Weir Lease, as amended pursuant to Paragraph 3 of this Agreement, or under any other existing right-of-way, lease, contract or other agreement between the Navajo Nation and PNM; or

                  4) Any obligation or liability of either party arising after the effective date of this Agreement.

8.       DEZA BLUFF ASSISTANCE.

         PNM will assist the Navajo Nation in identifying all other users of the Deza Bluff Microwave Communication Tower site and the nature of their uses. Such assistance will consist of conveying to the Navajo Nation such non-confidential and non-proprietary information concerning such users and uses as PNM currently may possess, or which may come into PNM's possession in the normal course of its use of the said site, or which may come into PNM's possession upon reasonable inquiry. As used herein, the term "non-confidential and non-proprietary information" shall include, but not necessarily be limited to, the identity and address of any such user, and any joint-use or similar agreement between PNM and such user authorizing the use of such site.

9.       QUIET ENJOYMENT.

         (A) The Navajo Nation hereby covenants, promises and agrees that PNM peaceably and quietly may have, hold, use, occupy, possess and enjoy the rights conveyed by the right-of-way consented to pursuant to Paragraph 2 of this Agreement, the lease and lease amendment entered into pursuant to Paragraph 3 of this Agreement and the existing respective rights-of-way for the FW Line and WW Line, in accordance with and subject to the terms and conditions contained therein and applicable federal and Navajo Nation laws, without suit, molestation or interruption by the Navajo Nation or any person or entity lawfully claiming from the Navajo Nation.

         (B) The Navajo Nation hereby covenants, promises and agrees that it will not demand any further consideration from PNM for the FW Line and WW Line rights-of-way during the balance of the current terms of said rights-of-way.

         (C) The covenants, promises and agreements contained in subsections (A) and (B) of this Paragraph are given by the Navajo Nation in its proprietary capacity only, and shall not be construed to limit or impair the right of the Navajo Nation to enforce compliance with the terms and conditions of said rights-of-way and leases, nor to limit or impair the right of the Navajo Nation to enforce applicable federal and Navajo Nation laws, nor to limit or impair the otherwise lawful right or ability of the Navajo Nation to exercise governmental authority.

10.      ASSIGNMENT.

         Neither this Agreement, nor any part hereof or interest herein, may be assigned by either party without the prior written consent of the other party and the Secretary.

11.      REPRESENTATIONS AND WARRANTIES.

         (A) PNM hereby represents and warrants to the Navajo Nation as follows:

                  (1) PNM is a corporation duly organized and in good standing under the laws of the State of New Mexico.

                  (2) The execution and delivery of this Agreement by PNM and consummation by PNM of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of PNM.

                  (3) This Agreement is a valid and legally binding obligation of PNM, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally and to general principles of equity, whether considered in a proceeding in equity or at law.

                  (4) This Agreement and the execution and delivery hereof by PNM do not, and compliance with the terms and conditions hereof and consummation of the transactions contemplated hereby will not:

                           a) Violate or conflict with any provision of the certificate of incorporation or bylaws of PNM, each as amended to date;

                           b) Violate or conflict  with, or, except as expressly
                  contemplated within this Agreement, require any consent, authorization or approval under any provision of, any law or administrative regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to or binding upon PNM; or

                           c) Result in a breach  of,  constitute  a default  or
                  violation under, whether with notice of lapse of time or both, or require any consent, authorization or approval under, any mortgage, contract, indenture, loan or credit agreement or any other agreement or instrument evidencing indebtedness for money borrowed to which PNM is a party or by which any of its properties or assets is bound.

         (B) The Navajo Nation hereby represents and warrants to PNM as follows:

                  (1) The Navajo Nation is a federally-recognized Indian nation.

                  (2) The execution and delivery of this Agreement by the Navajo Nation and consummation by the Navajo Nation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Navajo Nation.

                  (3) This Agreement is a valid and legally binding obligation of the Navajo Nation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally and to general principles of equity, whether considered in a proceeding in equity or at law.

                  (4) This Agreement and the execution and delivery hereof by the Navajo Nation do not, and compliance with the terms and conditions hereof and consummation of the transactions contemplated hereby will not:

                           a) Violate or conflict  with, or, except as expressly
                  contemplated within this Agreement, require any consent, authorization or approval under any provision of, any law, treaty, custom or administrative regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to or binding upon the Navajo Nation; or

                           b) Result in a breach  of,  constitute  a default  or
                  violation under, whether with notice of lapse of time or both, or require any consent, authorization or approval under, any mortgage, contract, indenture, loan or credit agreement or any other agreement or instrument evidencing indebtedness for money borrowed to which the Navajo Nation is a party or by which any of its properties or assets is bound.

12.      NOTICES AND DEMANDS.

         (A) Any notices, demands, requests or other communications to or upon either party or the Secretary provided for in this Agreement, or given or made in connection with it, (hereinafter referred to as "notices,") shall be in writing and shall be addressed as follows:

                  To or upon the Navajo Nation:

                                   President
                                   The Navajo Nation
                                   Office of the President/Vice-President
                                   P.O. Box 9000
                                   Window Rock, Navajo Nation (Arizona) 86515

                                   Fax: 1-520-871-4025

                  To or upon PNM:

                                   President
                                   Public Service Company of New Mexico
                                   ATTN: Right-of-Way Department
                                   Alvarado Square MS.2101
                                   Albuquerque, New Mexico 87158

                                   Fax: 1-505-241-2376

                  To or upon the Secretary:

                                   Area Director
                                   Navajo Area Office
                                   Bureau of Indian Affairs
                                   United States Department of the Interior
                                   301 West Hill Street
                                   P.O. Box 1060
                                   Gallup, New Mexico 87305

                                   Fax: 1-505-863-8324.

         (B) All notices shall be given by personal delivery, by registered or certified mail, postage prepaid, by facsimile transmission or by telegram. Notices shall be effective and shall be deemed delivered: if by personal delivery, on the date of delivery if during normal business hours, or if not during normal business hours on the next business day following delivery; if by registered or certified mail, by facsimile transmission or by telegram, on the next business day following actual delivery and receipt.

         (C) Copies of all notices shall be sent to the Secretary.

         (D) The parties hereto and the Secretary may at any time change its address for purposes of this Section by notice.

13.      GOVERNING LAW AND CHOICE OF FORUM.

          Except as may be prohibited by applicable federal law, the law of the Navajo Nation shall govern the construction, performance and enforcement of this Agreement. Any action or proceeding brought by PNM against the Navajo Nation in connection with or arising out of the terms and conditions of this Agreement shall be brought only in the courts of the Navajo Nation, and no such action or proceeding shall be brought by PNM against the Navajo Nation in any court or administrative body of any state.

14.      CONSENT TO JURISDICTION.

          PNM hereby consents to the legislative, executive and judicial jurisdiction of the Navajo Nation in connection with all activities conducted by PNM within the Navajo Nation. Nothing contained in this Paragraph shall be construed to abrogate or impair any right of PNM created or recognized by any valid, prior contract, lease, grant of right-of-way or other agreement between the Navajo Nation and PNM.

15.      NO WAIVER OF SOVEREIGN IMMUNITY.

         Nothing in this Agreement shall be interpreted as constituting a waiver, express or implied, of the sovereign immunity of the Navajo Nation.

16.      ENTIRE AGREEMENT; AMENDMENT.

         (A) This Agreement, and the Exhibits attached hereto, supersede all prior agreements between the parties, whether written or oral, with respect to the subject matter hereof and are intended as a complete and exclusive statement of the terms of the agreement between the parties with respect to said subject matter.

         (B) This Agreement may be modified or amended only by an agreement signed by both parties and approved by the Secretary. Any modification of or amendment to this Agreement shall not be valid or binding upon either party until it is approved by the Secretary.

17.      SEVERABILITY.

         If any term or condition of this Agreement is held invalid, illegal or incapable of being enforced for any reason by any court of competent jurisdiction, such term or condition shall be deemed severed from this Agreement and all other terms and provisions of this Agreement shall remain in full force and effect, so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner adverse to either party.

18.      WAIVER.

         No term or condition of this Agreement may be waived by either party except by a writing signed by both parties.

19.      HEADINGS.

         The headings contained in this Agreement are for reference only and shall not affect in any way the meaning or interpretation of this Agreement.

20.      COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, and by different parties in separate counterparts, each of which shall be deemed to be an original, but all of which together shall constitute only one and the same agreement.

21.      SUCCESSORS AND ASSIGNS.

         The terms and conditions contained herein shall extend to and be binding upon the successors, assigns, employees and agents, including all contractors and subcontractors, of the parties. Except as the context otherwise requires, the terms "Public Service Company of New Mexico" and "PNM," as used in this Agreement, shall be deemed to include all successors, assigns, employees and agents, including contractors and subcontractors, of PNM.

22.      EFFECTIVE DATE; VALIDITY.

         This Agreement shall take effect on the later of the date of approval by the Secretary of this Agreement, the grant by the Secretary of the right-of-way consented to pursuant to Paragraph 2 of this Agreement, and the approval by the Secretary of the Deza Bluff Microwave Communication Tower lease and the amendment of the San Juan Diversion Weir Lease entered into pursuant to Paragraph 3 of this Agreement. This Agreement shall not be valid or binding upon either party until it is approved by the Secretary.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                       THE NAVAJO NATION


                                       By: ______________________________
                                            Albert A. Hale, President

                                       PUBLIC SERVICE COMPANY OF NEW MEXICO


                                       By: ______________________________
                                            Benjamin F. Montoya, President
                                                & Chief Executive Officer



APPROVED pursuant to Secretarial Redelegation 209 DM 8,
Secretarial Redelegation Order Nos. 3150 and 3177, and
10 BIAM Bulletin 13, as amended.

Date : ______________________________


By: _________________________________
    Acting Area Director
    Navajo Area Office
    Bureau of Indian Affairs
    United States Department of the Interior